Exhibit 99.4

Pure Acquisition Corp.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$26,000	$179,515
Prepaid expenses	-	65,192
Total current assets	26,000	244,707
Other assets:
Deferred tax asset	32,822	32,822
Cash and marketable securities held in Trust Account	53,159,750	391,964,540
Total other assets	53,192,572	391,997,362
TOTAL ASSETS	$53,218,572	$392,242,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,390,708	$1,935,380
Notes payable-related party	10,100,000	4,192,794
Accrued taxes payable	21,549	84,214
Total current liabilities	12,512,257	6,212,388

Class A common stock subject to possible redemption; 3,462,877 and 37,725,710 at an approximated redemption value of $10.31 and $10.10 per share as of June 30, 2020 and December 31, 2019, respectively	35,706,307	381,029,671

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,549,752 issued and outstanding as of June 30, 2020 (excluding 3,462,877 shares subject to redemption) and 80,290 issued and outstanding as of December 31, 2019 (excluding 37,725,710 shares subject to redemption)	155	8
Class B common stock, $0.0001 par value; 15,000,000 shares authorized, 10,350,000 issued and outstanding as of June 30, 2020 and December 31, 2019	1,035	1,035
Additional paid-in capital	-	-
Retained earnings	4,998,818	4,998,967
Total stockholders’ equity	5,000,008	5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,218,572	$392,242,069

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.
Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$-	$-	$-	$-

Expenses:
Administrative expenses	30,000	30,000	60,000	60,000
General expenses	147,072	42,926	1,331,698	144,089
Franchise taxes	50,300	28,959	100,750	86,927
Total operating expense	227,372	101,885	1,492,448	291,016
Loss from operations	(227,372)	(101,885)	(1,492,448)	(291,016)
Other income - investment income on Trust Account	92,965	2,592,502	1,275,927	5,027,471
Net income before income tax provision	(134,407)	2,490,617	(216,521)	4,736,455
Income tax provision	2,660	536,681	231,741	1,037,514
Net income (loss) attributable to common shares	$(137,067)	$1,953,936	$(448,262)	$3,698,941

Weighted average shares outstanding:
Class A common stock	21,491,474	41,400,000	29,155,430	41,400,000
Class B common stock	10,350,000	10,350,000	10,350,000	10,350,000
Net income (loss) per share:
Basic and diluted income per common share, Class A	$0.00	$0.05	$0.03	$0.09
Basic and diluted loss per common share, Class B	$(0.01)	$(0.00)	$(0.13)	$(0.01)

  The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

For the Three and Six Months Ended June 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balances, December 31, 2019	80,290	$8	10,350,000	$1,035	$-	$4,998,967	$5,000,010
Stockholder redemptions	(2,189,801)	(219)				(22,811,212)	(22,811,431)
Change in shares subject to possible redemption	2,629,804	263				23,122,357	23,122,620
Net loss	-	-	-	-	-	(311,195)	(311,195)
Balances, March 31, 2020	520,293	52	10,350,000	1,035	-	4,998,917	5,000,004
Stockholder redemptions	(30,603,570)	(3,060)				(322,060,613)	(322,063,673)
Change in shares subject to possible redemption	31,633,029	3,163				322,197,581	322,200,744
Net income	-	-	-	-	-	(137,067)	(137,067)
Balances, June 30, 2020	1,549,752	$155	10,350,000	$1,035	$-	$4,998,818	$5,000,008

For the Three and Six Months Ended June 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balances, December 31, 2018	-	$-	10,350,000	$1,035	$797,383	$4,269,390	$5,067,808
Net income	-	-	-	-	-	1,745,005	1,745,005
Balances, March 31, 2019	-	-	10,350,000	1,035	797,383	6,014,395	6,812,813
Net income	-	-	-	-	-	1,953,936	1,953,936
Balances, June 30, 2019	-	$-	10,350,000	$1,035	$797,383	$7,968,331	$8,766,749

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(448,262)	$3,698,941
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income earned on marketable securities held in Trust Account	(1,275,927)	(5,027,471)
Changes in operating assets and liabilities:
Prepaid expenses	65,192	3,023
Accrued payable and accrued expenses	455,328	5,246
Accrued taxes payable	(62,665)	(243,371)
Net cash used in operating activities	(1,266,334)	(1,563,632)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment of cash in Trust Account	(5,173,602)	-
Cash released from Trust Account	345,254,319	1,407,712
Net cash provided by investing activities	340,080,717	1,407,712

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory note from sponsor	5,907,206	-
Cash used for Class A common stock redemptions	(344,875,104)	-
Net cash used in financing activities	(338,967,898)	-

NET CHANGE IN CASH	(153,515)	(155,920)
Cash, beginning of period	179,515	734,894
Cash, end of period	$26,000	$578,974

Supplemental cash flow information:
Cash released for Class A common stock redemptions	$344,875,104	$-
Cash paid for income taxes	$165,000	$450,000
Cash paid for franchise taxes	$164,964	$144,795
Cash paid for administrative services	$80,000	$40,000

Supplemental disclosure of non-cash investment and financing transactions:
Change in common stock subject to redemption	$(345,323,364)	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PURE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

June 30, 2020

(Unaudited)

Note 1 - Description of Organization and Business Operations

Pure Acquisition Corp. (the “Company,” “Pure,” “we,” “us” or “our”) was incorporated on November 13, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses, with a focus for a target business in the upstream oil and gas industry in North America where our management team’s networks and experience are suited.

In connection with the organization of the Company, a total of 10,062,500 shares of Class B common stock were sold to HighPeak Pure Acquisition, LLC (our “Sponsor”) at a price of approximately $0.002 per share for an aggregate of $25,000 (the “founders’ shares”). In March 2018, our Sponsor returned to us, at no cost, an aggregate of 1,437,500 founders’ shares, which we cancelled, leaving an aggregate of 8,625,000 founders’ shares outstanding. In March 2018, our Sponsor transferred 40,000 founders’ shares to each of our three (3) independent director nominees resulting in a total of 120,000 founders’ shares transferred to our independent director nominees. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our Sponsor holding 10,206,000 founders’ shares and each of our independent director nominees holding 48,000 founders’ shares for an aggregate of 10,350,000 founders’ shares. At June 30, 2020, our Sponsor, our initial stockholders and our independent directors held, collectively, 10,350,000 founders’ shares.

On April 17, 2018 (the “IPO Closing Date”), we consummated our initial public offering of 41,400,000 units, representing a complete exercise of the over-allotment option, at a purchase price of $10.00 per unit, generating gross proceeds of $414,000,000 before underwriting discounts and expenses (the “Public Offering”). Each unit consists of one share of Class A common stock of the Company, par value $0.0001 per share and one half of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Only whole warrants may be exercised and no fractional warrants will be issued upon separation of the units and only whole warrants may be traded. Each warrant will become exercisable on the later of thirty (30) days after the completion of an initial business combination or 12 months from the IPO Closing Date and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. Alternatively, if we do not complete a business combination by August 21, 2020 (the “Extension Date”), the warrants will expire at the end of such period. If we are unable to deliver registered shares of Class A common stock to the holder upon exercise of warrants issued in connection with the 41,400,000 units during the exercise period, the warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the warrants.

On the IPO Closing Date, our Sponsor purchased from us an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) in a private placement (the “private placement warrants”). Each private placement warrant is exercisable to purchase one share of our Class A common stock at a price of $11.50, and are not redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. We received gross proceeds from the Public Offering and the sale of the private placement warrants of $414,000,000 and $10,280,000, respectively, for an aggregate of $424,280,000. We deposited $414,000,000 of the gross proceeds in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Act of 1940 and invest only in direct U.S. government obligations. At the IPO Closing Date, the remaining $10,280,000 was held outside of the Trust Account, of which $8,280,000 was used to pay underwriting discounts and $200,000 was used to repay notes payable to our Sponsor with the balance reserved to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. A portion of interest income on the funds held in the Trust Account has been and will continue to be released to us to pay our tax obligations and up to $10,000 per month for office space, utilities and secretarial and administrative support.

On April 12, 2018, we entered into the Forward Purchase Agreement with HighPeak Energy Partners, LP (“HPEP I”), an affiliate of our Sponsor (the “Forward Purchase Agreement”). At or prior to the closing of the business combination (as defined below) (the “Closing”), the Forward Purchase Agreement will be amended and restated in its entirety in the form of the Forward Purchase Agreement Amendment (the “Forward Purchase Agreement Amendment”) and the purchasers thereunder (which may include affiliates of HPEP I or unrelated third parties) will collectively have the right, but not the obligation, to purchase, in connection with the Closing, any number of forward purchase units, up to the maximum amount of forward purchase units permitted thereunder, which in any event will not exceed 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of common stock of HighPeak Energy, Inc. (“HighPeak Energy”) and one-half of one whole warrant (which whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000. The forward purchase warrants (if any) will have the same terms as the private placement warrants and the shares of HighPeak Energy common stock issued in connection with the issuance of forward purchase units (if any) will be identical to all other shares of HighPeak Energy common stock. The purchasers have no obligation to purchase any forward purchase units in connection with the business combination (as defined below) and may unilaterally terminate the Forward Purchase Agreement prior to the business combination (as defined below).

On July 24, 2020, by and among HighPeak Energy, each party designated as a purchaser therein (which may include purchasers that subsequently join as parties thereto), HPEP I and, solely for the limited purposes specified therein, Pure, pursuant to which, among other things, (i) the Forward Purchase Agreement entered into by and between HPEP I and Pure has been amended and restated in its entirety as described further in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2020 and (ii) the purchasers thereunder will collectively purchase, in connection with the Closing, the number of forward purchase units as indicated therein, up to a maximum amount of 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of HighPeak Energy common stock, one contingent value right (“CVR”) and one warrant (which one whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000 (the “Forward Purchase Agreement Amendment”). Additionally, HPEP I may elect to commit to purchase uncommitted forward purchase units or assign all or part of its right to purchase uncommitted forward purchase units to one or more third parties under the Forward Purchase Agreement Amendment prior to the Closing.

The Previously Announced Business Combination

On April 24, 2020, the Company and the other parties to the Grenadier Contribution Agreement (as defined in the Current Report on Form 8-K described below) mutually agreed to terminate the Grenadier Contribution Agreement. For more information regarding the termination of the Grenadier Contribution Agreement, please read the Current Report on Form 8-K filed with the SEC on April 24, 2020.

Also on April 24, 2020, the Company and the other parties to the HPK Business Combination Agreement (as defined in the Current Report on Form 8-K described below) mutually agreed to terminate the HPK Business Combination Agreement. For more information regarding the termination of the HPK Business Combination Agreement, please read the Current Report on Form 8-K filed with the SEC on April 24, 2020.

The Business Combination

The following is a brief summary of the transactions contemplated in connection with the business combination as contemplated by the Business Combination Agreement (as defined below) (the “business combination”). Any description of the business combination in this Quarterly Report on Form 10-Q is qualified in all respects by reference to the text of the Business Combination Agreement, dated May 4, 2020, by and among the Company, HighPeak Energy, Pure Acquisition Merger Sub, Inc. (“MergerSub”), collectively, the HPK Contributors (HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP and HPK Energy, LLC) and, solely for the limited purposes specified therein, HighPeak Energy Management, LLC (“HPK Representative”), which was filed with the SEC on May 4, 2020 as Exhibit 2.1 to the Company’s Current Report on Form 8-K. Following completion of the SEC’s review of the Registration Statement, a definitive proxy statement, which we refer to as the “HighPeak Proxy Statement,” will be mailed to stockholders as of a record date to be established for voting on the business combination. The HighPeak Proxy Statement will contain important information regarding the business combination. The following description of the business combination is qualified in all respects by reference to the more detailed description in the HighPeak Proxy Statement.

On May 4, 2020, the Company, HighPeak Energy, MergerSub, the HPK Contributors and solely for the limited purposes specified therein, HPK Representative, entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of HighPeak Energy, (b) each outstanding share of Class A common stock and Class B common stock of the Company will be converted into the right to receive one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), other than (i) the forfeiture of 5,350,000 founders’ shares held by Sponsor for no consideration, (ii) the forfeiture of all of the private placement warrants held by Sponsor for no consideration and (iii) the forfeiture of all of the public warrants held by HighPeak Energy Partners II, LP (“HPEP II”) for no consideration, pursuant to the terms of a sponsor support agreement, dated as of May 4, 2020, by and among our Sponsor, HPEP II and HighPeak (the “Sponsor Support Agreement”), (c) the HPK Contributors will (i) contribute their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK Energy, LP (“HPK LP”) to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration and (ii) directly or indirectly contribute the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, will be cancelled in connection with the Closing of the business combination, and (d) following the consummation of the foregoing transactions, HighPeak Energy will cause HPK LP to merge with and into the surviving corporation (as successor to the Company) with all interests in HPK LP being cancelled in exchange for no consideration.

Unless waived by the applicable parties to the Business Combination Agreement, Closing of the business combination is subject to a number of conditions, including, among others, (i) the expiration of the waiting period (or extension thereof) under the Hart-Scott Rodino Antitrust Improvement Act of 1976; (ii) the absence of specified adverse laws, injunctions or orders; (iii) the requisite approval by the Company’s stockholders, and the written consents of the Company, as the sole stockholder of HighPeak Energy, and by HighPeak Energy, as the sole stockholder of MergerSub (which written consents of the Company and HighPeak Energy were delivered within 24 hours of execution of the Business Combination Agreement); (iv) the completion of the offer by the Company to redeem shares of Class A common stock issued in its Public Offering for cash in accordance with the organizational documents of the Company and the terms of the Business Combination Agreement; (v) the Minimum Aggregate Funding Availability (as defined in the Business Combination Agreement) being not less than $100,000,000 and the Minimum Equity Capitalization (as defined in the Business Combination Agreement) being not less than $50,000,000; (vi) the representations and warranties of (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors, being true and correct, subject to the materiality standards contained in the Business Combination Agreement; (vii) material compliance by (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors with their respective covenants under the Business Combination Agreement; and (viii) delivery by the other parties of documents and other items required to be delivered by such parties at the Closing of the business combination. Additionally, the HPK Contributors’ obligations to consummate the transactions contemplated by the Business Combination Agreement are also subject to the conditions that (a) the shares of HighPeak Energy common stock issuable to the HPK Contributors and as merger consideration pursuant to the Business Combination Agreement are approved for listing on the New York Stock Exchange (the “NYSE”) or the Nasdaq Global Market (the “Nasdaq Global”), subject only to official notice of issuance thereof and (b) the Company shall have transferred, or as of the Closing of the business combination shall transfer, to HighPeak Energy certain cash (net of payments made in connection with stock redemptions and certain expenses).

On June 12, 2020, the Company, HighPeak Energy, and the other parties to the Business Combination Agreement entered into the Business Combination Agreement First Amendment that provides for additional Cash Consideration to be paid as merger consideration to holders of shares of Pure’s Class A common stock in an amount per share equal to the amount, if any, by which the per-share redemption value of Pure’s Class A common stock at the Closing exceeds $10.00 per share.

On July 1, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Second Amendment, which provided for, among other things, one (1) contingent value right (“CVR”) to be issued as merger consideration for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of shares of Class A common stock. It was also contemplated that one (1) CVR would also be issued to any PIPE Investor or purchaser under the Forward Purchase Agreement Amendment (as further described therein) for each share of HighPeak Energy common stock purchased in connection with the PIPE Investment or pursuant to the Forward Purchase Agreement Amendment, under separate terms than those that would have been issued to the holders of Class A common stock.

On July 24, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Third Amendment, pursuant to which the parties to the Business Combination Agreement agreed to, among other things, provide for the issuance of one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of Class A common stock and to increase the Minimum Equity Capitalization (as such term is defined in the Business Combination Agreement Third Amendment) condition from $50 million to $100 million and remove the $100 million Minimum Aggregate Funding Availability closing condition (as such term was defined in the Business Combination Agreement Second Amendment). The Business Combination Agreement Third Amendment also provides for the CVRs to have the same terms, whether such CVRs are issued as merger consideration to holders of Class A common stock or to Forward Purchase Investors in connection with commitments under the Forward Purchase Agreement Amendment. Additionally, the Business Combination Agreement Third Amendment added the requirement that the CVRs and warrants issuable for HighPeak Energy common stock, including Pure’s public warrants that will become warrants of HighPeak Energy, forward purchase warrants and warrants to be issued as merger consideration, will be approved for listing on the Nasdaq Global or the NYSE, subject to official notice of issuance, prior to the Closing.

Failure to Consummate a Business Combination

If the Company is unable to complete the initial business combination by the Extension Date, the Company must: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem shares held by public stockholders, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to fund working capital requirements and/or to pay taxes (which interest shall be net of taxes payable and up to $50,000 for dissolution expenses) divided by the number of then-outstanding shares held by public stockholders, which redemption will completely extinguish public stockholders rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Going Concern

At June 30, 2020, the Company had a cash balance of $26,000, which excludes interest income of $1,275,927 earned during the year from the Company’s investments in the Trust Account, which is available to the Company for its tax obligations.  During 2020, the Company withdrew $329,214 of interest income from the Trust Account to pay its income and franchise taxes and $50,000 to pay administrative fees. If the Company’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating its initial business combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to its initial business combination.  Moreover, the Company may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case the Company may issue additional securities or incur debt in connection with such initial business combination.

The Company has until the close of business on August 21, 2020 to complete its initial business combination (See Note 8 – Subsequent Events). This mandatory liquidation and subsequent dissolution of the Company if an initial business combination is not completed in the required time as well as the uncertainty concerning the Company’s ability to borrow sufficient funds to fund its operations raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Extension Date.

In the event of such liquidation, it is possible the per share value of the residual assets remaining available for distribution (including the Trust Account assets) will be less than the offering price per unit in the Public Offering.

Note 2 - Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HighPeak Energy, Inc, since their formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position as of June 30, 2020 and the consolidated results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for the full year.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Common Share

Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement warrants to purchase 20,700,000 and 10,280,000 shares of the Company’s Class A common stock, respectively, in the calculation of diluted income per share, since their inclusion would be anti-dilutive.

The Company’s consolidated statements of operations include a presentation of income per share for common shares subject to redemption similar to the two-class method of income per share. Net income per common share for basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable administrative fees, franchise taxes and income taxes of $10,005, $1,996,862, $883,436 and $3,843,030 by the weighted average number of shares of Class A common stock outstanding for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Weighted average number of Class A common stock outstanding were 21,491,474, 41,400,000, 29,155,430 and 41,400,000 for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Net income (loss) per common share for basic and diluted for Class B common stock is calculated by dividing the net loss, which excludes income attributable to Class A common stock of $147,072, $42,926, $1,331,698 and $144,089, by the weighted average number shares of Class B common stock outstanding for the three months ended June 20, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Weighted average number of shares of Class B stock outstanding was 10,350,000 for all periods.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.

Cash and Marketable Securities Held in the Trust Account

The amounts held in the Trust Account represent proceeds from the Public Offering and the private placement warrants of $50,126,290 and $378,060,000 as of June 30, 2020 and December 31, 2019, respectively, after considering $327,933,710 in redemptions that occurred during the six months ended June 30, 2020, and $35,940,000 that occurred during the year ended December 31, 2019, which were invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act (“Permitted Investments”) and are classified as restricted assets because such amounts can only be used by the Company in connection with the consummation of an initial business combination. Pursuant to the allowable expenditures from the Trust Account of the Company $275,000, $1,262,667, $379,214 and $1,407,462 in aggregate were withdrawn from the Trust Account during the three months ended June 30, 2020 and 2019 and six months ended June 30, 2020 and 2019, respectively to pay income taxes, franchise taxes and administrative service fees. In addition, $1,575,335, $0, $5,173,602 and $0 were deposited into the Trust Account during the three months ended June 30, 2020 and 2019 and six months ended June 30, 2020 and 2019, respectively, for the benefit of the holders of Class A common stock as a result of loans from the Sponsor pursuant to the three (3) extensions that were agreed to in May and February 2020 and October 2019.

As of June 30, 2020, cash and Permitted Investments held in the Trust Account had a fair value of $53,159,750. For the three and six months ended June 30, 2020, investments held in the Trust Account generated interest income of $92,965 and $1,275,927, respectively. During the three and six months ended June 30, 2020, the Company paid $80,000 and $164,214, respectively, to the State of Delaware for franchise taxes with funds received from the Trust Account. On May 18, 2020 and February 21, 2020, respectively, 30,603,570 and 2,189,801 shares of Class A common stock were redeemed for $322,063,673 and $22,811,431 in connection with extensions approved by our stockholders to extend the time by which we must complete the business combination to August 21, 2020 and May 21, 2020, respectively. At a Special Meeting of stockholders’ held on May 15, 2020, the stockholders approved the amendment of the Company’s second and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from May 21, 2020 to August 21, 2020.

As of December 31, 2019, cash and Permitted Investments held in the Trust Account had a fair value of $391,964,540. On October 11, 2019, 3,594,000 shares of Class A common stock were redeemed for $36,823,301 in connection with an extension approved by our stockholders to extend the time by which we must complete the business combination to February 21, 2020. At a Special Meeting of stockholders’ held on May 15, 2020, the stockholders approved the amendment of the Company’s second and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from May 21, 2020 to August 21, 2020.

Redeemable Common Stock

As discussed in Note 1 – Description of Organization and Business Operations, all of the 5,012,629 shares held by public stockholders outstanding as of June 30, 2020 contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer and stockholder approval provisions. In accordance with Financial Accounting Standard Board (“FASB”) Topic ASC 480, “Distinguishing Liabilities from Equity,” (“ASC 480”) redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company has not specified a maximum redemption threshold, the Company’s second amended and restated certificate of incorporation, as amended (the Company’s “Charter”), provides that in no event will the Company redeem its shares held by public stockholders in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying number of redeemable shares of Class A common stock shall be affected by charges against additional paid in capital or in the absence of additional paid in capital, retained earnings.

Accordingly, at June 30, 2020, 3,462,877 shares of the outstanding 5,012,629 shares of Class A common stock included in the units at the Public Offering were classified outside of permanent equity at approximately $10.31 per share.  At December 31, 2019, 37,725,710 shares of the outstanding 37,806,000 shares of Class A common stock included in the units at the Public Offering were classified outside of permanent equity at approximately $10.10 per share.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of June 30, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of FASB Topic ASC 340-10-S99-1, “Other Assets and Deferred Costs,” and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering.” Offering costs of $9,506,582 consisting principally of underwriting discounts of $8,280,000 and $1,226,582 of professional, printing, filing, regulatory and other costs directly related to the preparation of the Public Offering were charged to stockholders’ equity upon completion of the Public Offering (See Note 3 - Public Offering and Private Placement).

Income Taxes

The Company follows the asset and liability method for accounting for income taxes under FASB Topic ASC 740 “Income Taxes,” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

State Franchise Taxes

The Company is incorporated in the state of Delaware and is subject to Delaware state franchise tax which is computed based on an analysis of both authorized shares and total gross assets. The Company has liabilities on the accompanying consolidated balance sheets for accrued Delaware state franchise taxes of $20,000 and $84,214 as of June 30, 2020 and December 31, 2019, respectively. On the accompanying consolidated statements of operations, the Company incurred Delaware franchise tax expense of $50,300, $28,959, $100,750 and $86,927 for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively.

Related Parties

The Company follows FASB ASC Topic 850-10, “Related Party Disclosures,” (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: (a) affiliates of the Company (“affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing thrust that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Pronouncements

The Company has evaluated recently issued, but not yet effective, accounting pronouncements and does not believe they would have a material effect on the Company’s consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date the consolidated financial statements were issued are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Note 3 - Public Offering and Private Placement

Public Offering

On the IPO Closing Date, the Company sold 41,400,000 units in its Public Offering, including 5,400,000 units sold to cover over-allotments, at a price of $10.00 per unit resulting in gross proceeds of $414,000,000. Each unit consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each Warrant will become exercisable on the later of (i) thirty (30) days after the completion of the initial business combination and (ii) twelve (12) months from the IPO Closing Date and will expire five (5) years after the completion of the initial business combination or earlier upon redemption or liquidation. Alternatively, if we do not complete a business combination by August 21, 2020, the warrants will expire at the end of such period. If we are unable to deliver registered shares of Class A common stock to the holder upon exercise of warrants issued in connection with the 41,400,000 units during the exercise period, the warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the warrants.

The Company may redeem the warrants, in whole and not in part, at a price of $0.0l per warrant upon thirty (30) days’ notice (the “30-day redemption period”), only in the event the last sales price of the Class A common stock equals or exceeds $18.00 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of Class A common stock underlying such warrants and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In determining whether to require all holders to exercise their warrants on a cashless basis, management will consider, among other factors, the Company’s cash position, the number of warrants outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants.

On May 8, 2020, pursuant to our Sponsor’s obligation under a certain letter agreement entered into in connection with the Public Offering, HPEP II launched a warrant tender offer to purchase, at $10.00 in cash per public warrant, 328,888 of the Company’s outstanding public warrants held by persons other than HPEP II. The warrant tender offer was not conditioned upon any minimum number of public warrants being tendered and expired on July 31, 2020 with no warrants being tendered. HPEP II has previously conducted three (3) warrant tender offers for the Company’s outstanding public warrants, as a result of which an aggregate 20,371,112 public warrants were tendered and purchased by HPEP II. As of June 30, 2020, 328,888 public warrants remain outstanding and held by parties other than HPEP II.

There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the Company’s business combination within the required time period.

The Company paid an underwriting discount of 2.0% of the per unit offering price to the underwriters at the closing of the Public Offering.

Private Placement

The Sponsor purchased from the Company an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant for a total purchase price of $10,280,000 in a private placement that occurred simultaneously with the consummation of the Public Offering.

On May 4, 2020, our Sponsor, HPEP II and HighPeak Energy entered into a sponsor support agreement (the “Sponsor Support Agreement” pursuant to which (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

Note 4 - Related Party Transactions

Founders’ Shares

In connection with the organization of the Company, 10,062,500 founders’ shares were sold to our Sponsor. In March 2018, our Sponsor returned to us, at no cost, an aggregate of 1,437,500 founders’ shares, which we cancelled, leaving an aggregate of 8,625,000 founders’ shares outstanding. Also in March 2018, our Sponsor transferred 40,000 founders’ shares to each of our three (3) independent director nominees resulting in a total of 120,000 founders’ shares transferred to our independent director nominees. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our Sponsor holding 10,206,000 founders’ shares and each of our independent director nominees holding 48,000 founders’ shares for an aggregate of 10,350,000 founders’ shares. At June 30, 2020 and December 31, 2019, our Sponsor, our initial stockholders and our independent directors held, collectively, 10,350,000 founders’ shares.

Subject to certain limited exceptions, 50% of the founders’ shares will not be transferred, assigned, sold until the earlier of: (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted) for any twenty (20) trading days within any 30-trading day period commencing after the initial business combination, and the remaining 50% of the founders’ shares will not be transferred, assigned, sold until one (1) year after the date of the consummation of the initial business combination, or earlier, in either case, if, subsequent to the Company’s initial business combination, the Company consummates a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all stockholders having the right to exchange their common stock for cash, securities or other property.

Pursuant to the Sponsor Support Agreement dated as of May 4, 2020, (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

Related Party Loans

As of June 30, 2020 and December 31, 2019, the Company has $10,100,000 and $4,192,794, respectively, in notes payable-related party for amounts received from the Sponsor, or its affiliate. On February 14, 2020, the Company entered into an amended and restated promissory note whereby the principal amount was increased to $11,000,000. The noninterest bearing promissory note matures August 21, 2020.

Administrative Service Agreement

Commencing on April 13, 2018, the date of the listing of the Company’s securities on the Nasdaq Capital Market, through the consummation of the Company’s initial business combination, the Company has agreed to pay the Company’s Sponsor or one of its affiliates $10,000 per month until the earlier of (i) Pure consummates its initial business combination or (ii) liquidation to entice the Company’s Sponsor to make available to the Company certain general and administrative services, including office space, utilities and administrative support, as the Company may require from time to time. The Company incurred expenses of $30,000, $30,000, $60,000 and $60,000 for administrative services for three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. As of June 30, 2020, the Company has a payable of $16,000 included in Accounts Payable and Accrued Expenses on the accompanying balance sheet for administrative service fees.

Private Placement

As discussed in Note 1 - Description of Organization and Business Operations, the Sponsor purchased an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) from the Company simultaneous with the closing of the Public Offering. Each whole private placement warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the private placement warrants was added to the proceeds from the Public Offering held in the Trust Account. If the initial business combination is not completed by August 21, 2020, the proceeds from the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until thirty (30) days after the completion of the initial business combination.

Registration Rights

The holders of the Company’s founders’ shares issued and outstanding and any private placement warrants issued to the Company’s Sponsor, officer, directors or their affiliates, including private placement warrants issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed April 12, 2018. The holders will have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by HighPeak Energy. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of such securities, provided, that, collectively, holders may not request more than one (1) underwritten offering in any three (3) month period and each such offering include a number of securities equal to the lesser of (i) $50 million and (ii) all of the securities owned by such holders as of the date of the request. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Forward Purchase Agreement

On April 12, 2018, we entered into the Forward Purchase Agreement with HPEP I. At or prior to the Closing, the Forward Purchase Agreement will be amended and restated in its entirety in the form of the Forward Purchase Agreement Amendment and the purchasers thereunder (which may include affiliates of HPEP I or unrelated third parties) will collectively have the right, but not the obligation, to purchase, in connection with the Closing, any number of forward purchase units, up to the maximum amount of forward purchase units permitted thereunder, which in any event will not exceed 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of common stock of HighPeak Energy and one-half of one whole warrant (which whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000. The forward purchase warrants (if any) will have the same terms as the private placement warrants and the shares of HighPeak Energy common stock issued in connection with the issuance of forward purchase units (if any) will be identical to all other shares of HighPeak Energy common stock. The purchasers have no obligation to purchase any forward purchase units in connection with the business combination and may unilaterally terminate the Forward Purchase Agreement prior to the business combination.

On July 24, 2020, by and among HighPeak Energy, each party designated as a purchaser therein (which may include purchasers that subsequently join as parties thereto), HPEP I and, solely for the limited purposes specified therein, Pure, pursuant to which, among other things, (i) the Forward Purchase Agreement entered into by and between HPEP I and Pure has been amended and restated in its entirety as described further in the proxy statement/prospectus and (ii) the purchasers thereunder will collectively purchase, in connection with the Closing (as defined below), the number of forward purchase units as indicated therein, up to a maximum amount of 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of HighPeak Energy common stock, one contingent value right (“CVR”) and one warrant (which one whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000 (the “Forward Purchase Agreement Amendment”). Additionally, HPEP I may elect to commit to purchase uncommitted forward purchase units or assign all or part of its right to purchase uncommitted forward purchase units to one or more third parties under the Forward Purchase Agreement Amendment prior to the Closing (as defined below).

Warrant Tender Offer

On May 8, 2020, pursuant to our Sponsor’s obligation under a certain letter agreement entered into in connection with the Public Offering and in connection with the filing of the definitive proxy statement related to the special meeting of the Company’s stockholders to vote to approve the Extension (as defined below), HPEP II launched a warrant tender offer to purchase, at $10.00 in cash per public warrant, 328,888 of the Company’s outstanding public warrants held by persons other than HPEP II. The warrant tender offer was not conditioned upon any minimum number of public warrants being tendered and expired on July 31, 2020 with no warrants being tenderred.

In April 2018, an affiliate of the Company’s Sponsor deposited cash funds in an amount equal to $20,700,000 with Continental Stock Transfer & Trust Company prior to the closing of the Public Offering. The funds held in the escrow account may be used (or the letter of credit referred to below may be drawn upon) to pay $1.00 per whole warrant to holders of public warrants (excluding private placement warrants or forward purchase warrants) that tender in the warrant tender offer for the public warrants. Following the warrant tender offer or payment to holders of public warrants described above, any amounts remaining in the escrow account will be returned to the Company’s Sponsor or its affiliate. HPEP II has previously conducted four (4) tender offers for the Company’s outstanding public warrants, as a result of which an aggregate of 20,371,112 public warrants were tendered and purchased by HPEP II.

Pursuant to the Sponsor Support Agreement dated as of May 4, 2020, (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

In the event the Company is unable to close a business combination prior to the Extension Date (unless further extended), the escrow agent will be authorized to transfer $1.00 per whole public warrant, to holders of public warrants other than the Company’s Sponsor and its affiliates, at the same time as we redeem the Company’s public Class A common stock, and all other warrants will expire worthless.

Note 5 - Commitments and Contingencies

Business Combination Marketing Agreement

The Company engaged the underwriters from the Company’s Public Offering as advisors in connection with any potential business combination, to assist the Company in holding meetings with the Company’s stockholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors interested in purchasing our securities, assist us in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the business combination (the “Business Combination Marketing Agreement”). As of June 30, 2020, the above services had not been completed and accordingly, no amounts have been recorded in the accompanying consolidated financial statements.

Registration Rights

The holders of the Company’s founders’ shares issued and outstanding and any private placement warrants issued to the Company’s Sponsor, officer, directors or their affiliates, including private placement warrants issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed April 12, 2018. The holders will have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by HighPeak Energy. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of such securities, provided, that, collectively, holders may not request more than one (1) underwritten offering in any three (3) month period and each such offering include a number of securities equal to the lesser of (i) $50 million and (ii) all of the securities owned by such holders as of the date of the request. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Business Combination Third Amendment amended the Form of Registration Rights Agreement, to be entered into by and among HighPeak Energy and certain HighPeak Holders (as such term is defined in the Form of Registration Rights Agreement) at the consummation of the business combination, to, among other things, provide for any holder to demand registration of some or all of its shares of HighPeak Energy common stock, CVRs and warrants (“Registerable Securities”) registered for sale provided that such demand registration notice covers (x) not less than $25 million of Registrable Securities or (y) all of the Registerable Securities held by such holder.

Note 6 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, no preferred stock is issued or outstanding.

Class A Common Stock

The Company is authorized to issue up to 200,000,000 shares of Class A common stock. If the Company enters into an initial business combination, it may (depending on the terms of such initial business combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the initial business combination to the extent the Company seeks stockholder approval in connection with the initial business combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock held.

In February 2020, the Company’s stockholders approved an extension of the date by which the Company must consummate an initial business combination from February 21, 2020 to May 21, 2020. In connection with this extension, 2,189,801 shares of Class A common stock were redeemed, for a total value of $22,811,431. The redemptions reduced the outstanding number of shares of the Company’s Class A common stock to 35,616,199 shares.  On May 15, 2020, the Company’s stockholders approved an extension of the date by which the Company must consummate an initial business combination (the “Extension”) from May 21, 2020 to August 21, 2020. The Company requested the Extension in order to complete an initial business combination. In connection with the extension, 30,603,570 shares of Class A common stock were redeemed, for a total value of $322,063,673. The redemptions reduced the outstanding number of shares of the Company’s Class A common stock to 5,012,629 shares.  At June 30, 2020 and December 31, 2019 there were 5,012,629 and 37,806,000 shares of Class A common stock issued and outstanding, respectively, of which 3,462,877 and 37,725,710 were held outside of equity, respectively, and are subject to redemption.

Class B Common Stock

The Company is authorized to issue up to 15,000,000 shares of Class B common stock. At June 30, 2020 and December 31, 2019, there were 10,350,000 shares of Class B common stock issued and outstanding.

Note 7 - Fair Value Measurements

The following table presents information about the Company’s assets, measured on a recurring basis, as of June 30, 2020 and December 31, 2019. The table indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

	June 30, 2020			December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Cash and Marketable Securities held in Trust Account	$53,159,750	$-	$-	$391,964,540	$-	$-

Note 8 - Subsequent Events

Any material events that occur between the balance sheet date and the date the consolidated financial statements were issued are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that exist at the balance sheet dates. The Company has evaluated all subsequent events and transactions for possible recognition or disclosure through August 10, 2020, the date the consolidated financial statements were available for issuance.

On July 1, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Second Amendment, which provided for, among other things, one (1) CVR to be issued as merger consideration for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of shares of Class A common stock. It was also contemplated that one (1) CVR would also be issued to any PIPE Investor or purchaser under the Forward Purchase Agreement Amendment (as further described therein) for each share of HighPeak Energy common stock purchased in connection with the PIPE Investment or pursuant to the Forward Purchase Agreement Amendment, under separate terms than those that would have been issued to the holders of Class A common stock.

On July 24, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Third Amendment, pursuant to which the parties to the Business Combination Agreement agreed to, among other things, provide for the issuance of one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of Class A common stock and to increase the Minimum Equity Capitalization (as such term is defined in the Business Combination Agreement Third Amendment) condition from $50 million to $100 million and remove the $100 million Minimum Aggregate Funding Availability closing condition (as such term was defined in the Business Combination Agreement Second Amendment). The Business Combination Agreement Third Amendment also provides for the CVRs to have the same terms, whether such CVRs are issued as merger consideration to holders of Class A common stock or to Forward Purchase Investors in connection with commitments under the Forward Purchase Agreement Amendment. Additionally, the Business Combination Agreement Third Amendment added the requirement that the CVRs and warrants issuable for HighPeak Energy common stock, including Pure’s public warrants that will become warrants of HighPeak Energy, forward purchase warrants and warrants to be issued as merger consideration, will be approved for listing on the Nasdaq Global or the NYSE, subject to official notice of issuance, prior to the Closing. Please see the Company’s Form 8-K filed with the Securities and Exchange Commission on July 29, 2020 for further details.

On July 1, 2020, July 21, 2020 and August 4, 2020, an affiliate of the Sponsor loaned to the Company in amounts of $150,000 for working capital purposes, $200,000 to be deposited in the Trust Account and $100,000 for working capital purposes, respectively. This brings the total notes payable-related party to $10,550,000 subsequent to quarter end.